EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, VP & CFO
Stewart & Stevenson Services, Inc.
713-868-7700

STEWART & STEVENSON SERVICES REPORTS
FIRST QUARTER 2004 RESULTS

First Quarter Net Earnings from Continuing Operations were $0.19 per Diluted Share

HOUSTON – May 19, 2004 – Stewart & Stevenson Services, Inc. (NYSE: SVC) announced results for the first quarter of fiscal 2004, which ended on May 1, 2004.

Sales for the first quarter of fiscal 2004 totaled $304.3 million compared to sales of $289.8 million recorded in the same period a year ago.  Net earnings from continuing operations in the first quarter of fiscal 2004 were $5.5 million, or $0.19 per diluted share, compared to $1.7 million, or $0.06 per diluted share in the first quarter of fiscal 2003.  First quarter 2003 results included special charges totaling $4.1 million, or $0.10 per diluted share, associated with pension curtailment expense and costs associated with restructuring activities.

Max L. Lukens, the company’s President and Chief Executive Officer, stated, “We are encouraged by the results for the first quarter of fiscal 2004.  These results reflect the positive impact of the strategic actions we implemented during the second half of 2003 to improve the overall financial performance of the company and to position ourselves for sustainable profitable growth.  We remain steadfast in our commitment to achieve these goals, and we are committed to taking the actions necessary in each of our business segments to improve overall productivity, restore acceptable returns on net capital employed, and enhance value for our shareholders.  While our efforts are ongoing, we are pleased that we have already begun to see the benefits of our strategic initiatives.”

Strategic Review Update

During the first quarter of fiscal 2004, the company announced that it is pursuing a sale of its Airline Products business located in Marietta, Georgia.  This decision resulted from the conclusion that this business is not core to the long-term direction of the company, and it is in the best interests of the company’s shareholders to redeploy the capital invested in this segment to other more strategic activities.

Additionally, during the first quarter of fiscal 2004, the company completed a number of actions in its Power Products segment including the sale of its MerCruiser product offering, its wheelchair lift manufacturing product line, and certain undeveloped real estate.  Subsequent to the first quarter, the company transferred the sales and marketing responsibility of custom generator sets from the Distributed Energy Solutions segment to the Power Products segment.

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $138.8 million in the first quarter of fiscal 2004 compared to $111.0 million in the prior year’s first quarter.  Operating profit for the first quarter of fiscal 2004 improved to $19.5 million compared to $17.8 million in the first quarter of fiscal 2003, primarily as a result of the higher sales volume.  Operating margin percentages were lower in fiscal 2004, primarily as a result of a difference in product mix, as fiscal 2004 deliveries consisted of a higher proportion of lower-priced option trucks.  In addition, higher material costs largely attributable to increased steel prices contributed to the lower operating margin percentage.

As previously announced, the company’s current multi-year contract with the U.S. Army to produce the Family of Medium Tactical Vehicles (FMTV) is scheduled to conclude during the second half of fiscal 2004 at which time production is expected to begin under the new multi-year contract with the U.S. Army.  The company expects the fourth quarter of fiscal 2004 to be one of transition with lower sales as production commences under the new contract.

The Power Products segment, which is responsible for sales and aftermarket support of a wide range of industrial and transportation equipment, recorded sales of $120.7 million in the first quarter compared to sales of $125.8 million a year ago.  Sales in fiscal 2004 were lower primarily as a result of the exit of a number of product offerings, including ThermoKing and MerCruiser.  The first quarter 2004 operating profit totaled $0.1 million compared to a $3.1 million operating loss in the comparable period of fiscal 2003.  The improvement in results in this segment is largely attributable to the numerous ongoing actions taken beginning in the second half of 2003 aimed at improving the quality of the sales and reducing operating costs.  These actions include reductions in the workforce, closure of facilities and the exit of certain product offerings.

The Engineered Products segment, which manufactures equipment for the well servicing industry, as well as mobile railcar movers, off-road seismic vehicles, and snow blowers, recorded sales of $17.3 million for the first quarter of fiscal 2004 compared to $26.1 million last year.  Sales for the first quarter of fiscal 2003 included a higher volume of international well servicing equipment sales.  Primarily as a result of the lower sales volume, the operating loss for the first quarter of fiscal 2004 totaled $1.8 million compared to a loss of $0.4 million in the previous year.

The Distributed Energy Solutions segment recorded first quarter 2004 sales of $4.4 million compared to sales of $12.6 million in the same period of fiscal 2003.  First quarter 2004 operating loss totaled $5.1 million compared to a $3.9 million loss in the comparable period of last year primarily as a result of lower sales volume and ongoing indirect expenses as well as costs associated with various contract issues and disputes. As previously announced, the company has decided to exit the turnkey engineering, procurement and construction (EPC) activities of this segment and continues to wind up the remaining contractual obligations associated with such activity.  The remaining EPC contract obligations are expected to be substantially completed during the second half of fiscal 2004.

The Airline Products segment, which manufactures aviation ground support products, recorded sales of $23.1 million in the first quarter of fiscal 2004, compared to $14.2 million in the same quarter last year.  On the higher sales volume, operating loss for the first quarter of 2004 was reduced to $0.3 million compared to a $2.0 million loss in the corresponding period of fiscal 2003.  Backlog in this segment also improved during the quarter to $14 million, representing its highest level in almost three years. Work has begun on the design and testing phase on two separate contracts that were awarded in late 2003 and early 2004 to furnish the U.S. Navy, Naval Air Warfare Center with tow tractors and air conditioning units that have a potential value of over $70 million over four contract option years.

Liquidity

Net cash provided by operating activities totaled $43.6 million for the first quarter of fiscal 2004 compared to $14.3 million in the first quarter of fiscal 2003, primarily as a result of increased earnings, collections of receivables related to large fiscal 2003 equipment shipments, and reductions of inventory levels.  As a result, total cash and short-term investments increased from $61.7 million at January 31, 2004 to $106.3 million at the end of the first quarter.  Total debt remained unchanged from year-end at $28.4 million at the end of the first quarter.

Conference Call

Stewart & Stevenson Services has scheduled a conference call for Wednesday, May 19, 2004 at 10:30 a.m. Eastern Time to review first quarter results.  To listen to the call, dial 800-901-5217 or 617-786-2964 and use pass code 15588720 at least ten minutes before the conference call begins.  A telephonic replay of the conference call will be available through May 26, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 60972634.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company’s web site at www.ssss.com.  To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls,  risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	May 1, 2004	May 3, 2003
	(Unaudited)
Sales	$304,288	$289,772
Cost of sales	266,228	248,893

Gross profit	38,060	40,879

Selling and administrative expenses	29,779	35,309
Pension curtailment expense	—	2,400
Other (income) expense, net	(606)	86

Operating profit	8,887	3,084

Interest expense	517	1,244
Interest and investment income	(254)	(500)

Earnings from continuing operations before income taxes	8,624	2,340
Income tax expense	3,118	682
Net earnings from continuing operations	5,506	1,658
Loss from discontinued operations, net of tax of $(34) and $(426)	(64)	(823)
Net earnings	$5,442	$835

Weighted average shares outstanding:
Basic	28,671	28,492
Diluted	28,934	28,643

Earnings per share:
Basic:
Continuing operations	$0.19	$0.06
Discontinued operations	—	(0.03)
Net earnings per share	$0.19	$0.03

Diluted:
Continuing operations	$0.19	$0.06
Discontinued operations	—	(0.03)
Net earnings per share	$0.19	$0.03

Cash dividends per share	$0.085	$0.085

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended
	May 1, 2004	May 3, 2003
	(Unaudited)
Sales
Tactical Vehicle Systems	$138,783	$110,977
Power Products	120,719	125,834
Engineered Products	17,268	26,111
Distributed Energy Solutions	4,443	12,606
Airline Products	23,075	14,244
Total Sales	$304,288	$289,772

Operating Profit (Loss)
Tactical Vehicle Systems	$19,490	$17,787
Power Products	83	(3,126)
Engineered Products	(1,787)	(408)
Distributed Energy Solutions	(5,140)	(3,858)
Airline Products	(295)	(1,993)
Corporate	(3,464)	(5,318)
Total operating profit	8,887	3,084
Interest expense	517	1,244
Interest and investment income	(254)	(500)

Earnings from continuing operations before income taxes	$8,624	$2,340

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	14.0%	16.0%
Power Products	0.1	(2.5)
Engineered Products	(10.3)	(1.6)
Distributed Energy Solutions	(115.7)	(30.6)
Airline Products	(1.3)	(14.0)
Consolidated	2.9%	1.1%

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	May 1, 2004	January 31, 2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$95,068	$53,959
Short-term investments	11,235	7,745
Accounts receivable, net	134,162	163,324
Recoverable costs and accrued profits not yet billed	23,863	21,653
Inventories	156,164	166,315
Excess of current cost over LIFO values	(45,889)	(45,330)
Deferred income taxes	23,571	23,591
Income tax receivable	25,203	25,846
Other current assets	15,432	17,310
Total assets of discontinued operations	4,725	8,059
TOTAL CURRENT ASSETS	443,534	442,472

PROPERTY, PLANT AND EQUIPMENT, NET	129,887	136,165
DEFERRED INCOME TAX ASSET	14,020	15,523
INTANGIBLES AND OTHER ASSETS, NET	9,283	9,300
TOTAL ASSETS	$596,724	$603,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$1,908	$1,932
Current portion of long-term debt	250	250
Accounts payable	63,902	72,028
Accrued payrolls and incentives	18,657	18,092
Billings in excess of incurred costs	65,430	69,376
Estimated losses on uncompleted contracts	16,055	16,306
Other current liabilities	45,021	43,049
Total liabilities of discontinued operations	2,152	1,908
TOTAL CURRENT LIABILITIES	213,375	222,941

LONG-TERM DEBT, NET	26,260	26,260
ACCRUED POSTRETIREMENT BENEFITS AND PENSION	52,611	52,056
OTHER LONG-TERM LIABILITIES	3,753	4,720
TOTAL LIABILITIES	295,999	305,977
SHAREHOLDERS’ EQUITY
Common Stock, without par value, 100,000,000 shares authorized; 28,718,885 and 28,644,510 shares issued, respectively	57,939	57,056
Accumulated other comprehensive loss	(26,183)	(25,534)
Retained earnings	268,969	265,961
TOTAL SHAREHOLDERS’ EQUITY	300,725	297,483
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$596,724	$603,460

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	May 1, 2004	May 3, 2003
	(Unaudited)
Operating Activities
Net earnings	$5,442	$835
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net loss from discontinued operations	64	823
Deferred tax expense (benefit)	1,888	(1,808)
Depreciation and amortization	7,041	7,021
Gain on sale of assets	(346)	—
Change in operating assets and liabilities net of the effect of of discontinued operations:
Accounts receivable, net	30,211	4,584
Recoverable costs and accrued profits not yet billed	(2,210)	(3,634)
Inventories	6,284	(5,441)
Other current and noncurrent assets	5,691	174
Accounts payable	(8,126)	(3,026)
Accrued payrolls and incentives	565	2,517
Billings in excess of incurred costs	(3,946)	1,630
Estimated losses on uncompleted contracts	(251)	—
Other current liabilities	2,424	3,479
Accrued postretirement benefits & pension	555	3,823
Other, net	(1,670)	51
Net Cash Provided by Continuing Operations	43,616	11,028
Net Cash Provided by (Used in) Discontinued Operations	(41)	3,278
Net Cash Provided by Operating Activities	43,575	14,306

Investing Activities
Capital expenditures, excluding rental equipment	(2,138)	(2,912)
Additions to rental equipment	(814)	(2,624)
Proceeds from sale of businesses	3,168	—
Acquisition of businesses	—	(409)
Proceeds from disposal of property, plant and equipment	2,489	770
Short-term investments	(3,490)	(10,370)
Net investing activities of discontinued operations	37	—
Net Cash Used in Investing Activities	(748)	(15,545)

Financing Activities
Change in short-term notes payable	(24)	1,072
Dividends paid	(2,435)	(2,422)
Proceeds from exercise of stock options	740	41
Net Cash Used in Financing Activities	(1,719)	(1,309)

Increase (decrease) in cash and cash equivalents	41,109	(2,548)
Cash and cash equivalents, beginning of period	53,959	107,994
Cash and cash equivalents, end of period	$95,068	$105,446

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
($ Millions)	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004	May 1, 2004

Tactical Vehicle Systems	$650.1	$627.1	$550.9	$453.0	$591.2	*

Power Products	39.9	45.8	51.7	26.4	29.3

Distributed Energy Solutions	34.6	30.0	23.0	19.5	14.1

Engineered Products	67.0	40.3	22.3	20.1	30.9

Airline Products	4.9	2.5	4.6	7.0	14.3

	$796.5	$745.7	$652.5	$526.0	$679.8

TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES

	Fiscal 2003
	1Q	2Q	3Q	4Q	Total
Trucks	631	644	585	621	2,481
Trailers	132	126	121	130	509
	763	770	706	751	2,990
Sales (millions)	$111	$108	$110	$116	$445

	Fiscal 2004
	1Q	2Q*	3Q*	4Q*	Total*
Estimated Unit Deliveries
Trucks	743	752	662	600	2,757
Trailers	204	201	146	179	730
	947	953	808	779	3,487
Estimated Sales (millions)	$139	$133	$121	$89	$481

*Based on current US Army forecast and other data as of May 1, 2004.

See cautionary statements above for important information regarding forward-looking statements.